UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 5, 2007

TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONCOR ELECTRIC DELIVERY COMPANY
(Exact name of registrant as specified in its charter)

TEXAS	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS

On October 5, 2007, Oncor Electric Delivery Company, a subsidiary of TXU Corp., announced that it along with Texas Energy Future Holdings Limited Partnership, an entity formed by Kohlberg Kravis Roberts & Co. and Texas Pacific Group (TPG) to facilitate TXU Corp.’s previously disclosed proposed merger (the Merger), has an agreement in principle with major interested parties to resolve all outstanding issues in the Public Utility Commission of Texas (Commission)  review related to the Merger.   Filed herewith as Exhibit 99.1 is a press release announcing the agreement in principle.  The agreement in principle includes provisions to settle and request dismissal of Oncor’s current rate case proceedings before the Commission.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.                           Description

99.1	Press release of Oncor Electric Delivery Company, dated October 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.
By:	/ s / Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President, Treasurer and Assistant Secretary

ONCOR ELECTRIC DELIVERY COMPANY
By:	/ s / Anthony R. Horton
Name:	Anthony R. Horton
Title:	Treasurer and Assistant Secretary

Dated:  October 5, 2007